EXHIBIT 10.3

JOINDER AND SECOND LOAN MODIFICATION AGREEMENT

This Joinder and Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 30, 2012 (the “Second Loan Modification Effective Date”), by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”); (ii) GLOBAL TELECOM & TECHNOLOGY, INC., a Delaware corporation (“GTTI”), GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC., a Virginia corporation (“GTTA”), each with offices located at 8484 Westpark Drive, Suite 720, McLean, Virginia 22102, PACKETEXCHANGE (USA), INC., a Delaware corporation (“PEUSA”), PACKETEXCHANGE, INC., a Delaware corporation (“PEINC”) and WBS CONNECT, LLC, a Colorado limited liability company with offices located at 8400 E. Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111 (“WBS”, and together with GTTI, GTTA, PEINC and PEUSA, individually and collectively, jointly and severally, the “Borrower”); and (iii) nLAYER COMMUNICATIONS, INC., an Illinois corporation (the “New Borrower”).

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 29, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 29, 2011, between Borrower and Bank, as amended by a certain First Loan Modification Agreement, dated as of December 15, 2011(as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as defined in each Intellectual Property Security Agreement between each Borrower and Bank (each, as amended, an “IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”)

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.           JOINDER AND ASSUMPTION.  New Borrower has been purchased by GTTI and is a wholly owned Subsidiary of GTTI.  New Borrower hereby joins the Loan Agreement and each of the other appropriate Existing Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and each of the other appropriate Existing Loan Documents, as if New Borrower were originally named a “Borrower” and/or a “Debtor” therein.  Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Borrower under the Loan Agreement, including, without limitation, the Obligations.  From and after the date hereof, all references in the Existing Loan Documents and in this Loan Modification to “Borrower” and/or “Debtor” shall be deemed to refer to and include New Borrower.  Further, all present and future Obligations of Borrower shall be deemed to refer to all present and future Obligations of New Borrower.  New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower including, without limitation, New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

4.           GRANT OF SECURITY INTEREST.  To secure the payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets listed on Exhibit A attached to the Loan Agreement and all of New Borrower’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.  New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under the Loan Agreement).  If New Borrower shall acquire a commercial tort claim, New Borrower shall promptly notify Bank in a writing signed by New Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of the Loan Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.  New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant and continue a valid, first perfected security interest to Bank in the Collateral.  New Borrower hereby authorizes Bank to file financing statements, without notice to any Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either any Borrower or any other Person, may be deemed to violate the rights of Bank under the Code.  Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5.           SUBROGATION AND SIMILAR RIGHTS.  Borrower (in each case including, without limitation, New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law.  Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Loan Modification Agreement, the Loan Agreement, or other Loan Documents, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void.  If any payment is made to any Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.  Each Borrower may, acting singly, request Credit Extensions under the Loan Agreement.  Each Borrower hereby appoints the other as agent for the other for all purposes under the Loan Agreement, including with respect to requesting Credit Extensions thereunder.  Each Borrower shall be jointly and severally obligated to repay all Credit Extensions made under the Loan Agreement or any other Loan Documents, regardless of which Borrower actually received said Credit Extension, as if each Borrower directly received all Credit Extensions.

6.           REPRESENTATIONS AND WARRANTIES.  Except as described in the updated Perfection Certificate(s) delivered in connection herewith and the Perfection Certificate of New Borrower, Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of any Borrower are true and correct in all material respects on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were originally named as “Borrower” in the Loan Documents.  In addition, Borrower and New Borrower hereby represent and warrant to Bank that this Loan Modification Agreement has been duly executed and delivered by Borrower and New Borrower, and constitutes their legal, valid and binding obligation, enforceable against each in accordance with its terms.

7.            DESCRIPTION OF CHANGE IN TERMS.

1	The Loan Agreement shall be amended by inserting the following new text as Section 2.1.6 immediately following Section 2.1.5 thereof:

“2.1.6           Term Loan 2012.

(a)           Availability.  Bank shall make one (1) term loan available to Borrower in the amount of the Term Loan 2012 Amount on the Second Loan Modification Effective Date subject to the satisfaction of the terms and conditions of this Agreement.

(b)           Repayment.  Commencing on August 1, 2012 and quarterly on each November 1, February 1, May 1 and August 1 thereafter, Borrower shall repay the Term Loan 2012 (i) in sixteen (16) equal installments of principal, based on a sixteen (16) quarter amortization schedule, plus (ii) quarterly payments of accrued interest (each such payment being a “Term Loan 2012 Payment”).   Borrower’s final Term Loan 2012  Payment, due on the Term Loan 2012 Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan 2012.  Once repaid, the Term Loan 2012 may not be reborrowed.

(c)           Use of Term Loan 2012 Proceeds.  Borrower and Bank acknowledge that the outstanding principal balance of the Term Loan is $10,833,333.30.  Borrower shall use the Term Loan 2012 proceeds (i) for the payment in full of all outstanding principal and accrued but unpaid interest on the Term Loan, together with any outstanding fees or expenses related thereto (it being understood and agreed that the prepayment fee described in Section 2.1.5(c) will not be charged by Bank); and (ii) as partial payment of the purchase price for the nLayer Acquisition.

(d)           Prepayment.  The Term Loan 2012 may be prepaid, in whole or in part prior to the Term Loan 2012 Maturity Date by Borrower, effective three (3) Business Days after written notice of such prepayment is given to Bank.  Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate liabilities, but including, without limitation, Obligations arising under the European Loan Agreement).  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment premium in an amount equal to (i) if such prepayment occurs after the Second Loan Modification Effective Date but prior to the First Anniversary, two percent (2.00%) of the principal amount of the Term Loan 2012 Amount; (ii) if such prepayment occurs on or after the First Anniversary but prior to the Second Anniversary, one percent (1.00%) of the Term Loan 2012 Amount; and (iv) if such prepayment occurs on or after the Second Anniversary, zero percent (0.00%).  Notwithstanding the foregoing, no prepayment premium shall be charged if the Term Loan 2012 is replaced with a new facility from Bank or another division of Silicon Valley Bank.  Upon payment in full of the Obligations (other than inchoate liabilities, but including, without limitation, Obligations arising under the European Loan Agreement) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall terminate and release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a) thereof:

“(a)           Interest Rate.

(i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two percent (2.00%); provided, however, during a Performance Pricing Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%).  Such interest shall in any event be payable monthly, in arrears, in accordance with Section 2.3(f) below.

(ii)           Term Loan.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus three and three-quarters percent (3.75%) provided, however, during a Performance Pricing Period, the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters percent (2.75%), which interest shall in any event be payable monthly.”

and inserting in lieu thereof the following:

“(a)           Interest Rate.

(i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters percent (2.75%); provided, however, during a Performance Pricing Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and three-quarters percent (1.75%).  Such interest shall in any event be payable monthly, in arrears, in accordance with Section 2.3(f) below.

(ii)           Term Loan 2012.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan 2012 shall accrue interest at a floating per annum rate equal to the Prime Rate plus three and three-quarters percent (3.75%); provided, however, during a Performance Pricing Period, the principal amount outstanding under the Term Loan 2012 shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters percent (2.75%), which interest shall in any event be payable quarterly.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(c) thereof:

“(c)           [Reserved];”

and inserting in lieu thereof the following:

“(c)           Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one-quarter percent (0.25%) per annum of the average unused portion of the Revolving Line.  The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.3(c) thereof:

“(c)           Collection of Accounts.  Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing.  All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion.  Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to an account maintained with Bank to be applied (i) prior to an Event of Default, to the Revolving Line pursuant to the terms of Section 2.5(b) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; providedhowever, during a Streamline Period, such payments and proceeds shall be transferred to an account of Borrower maintained at Bank.”

and inserting in lieu thereof the following:

“(c)           Collection of Accounts.  Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing.  All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion.  Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the lockbox or such blocked account, to be transferred by Bank to an account of Borrower maintained at Bank; provided, that, in Bank’s sole discretion, such payments and proceeds may be applied to the Revolving Line pursuant to the terms of Section

2.5(b) hereof; and provided further, that after the occurrence and during the continuance of an Event of Default, such payments and proceeds shall be applied pursuant to the terms of Section 9.4 hereof.”

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.8(a) thereof:

“(a)           (i) Maintain its and its Subsidiaries’ domestic depository, operating accounts and securities accounts with Bank and Bank’s affiliates with all excess domestic funds maintained at or invested through Bank or an affiliate of Bank; and (ii) maintain not less than sixty percent (60%) of the dollar value of GTTI’s and its Subsidiaries accounts at all financial institutions worldwide at Bank and Bank’s affiliates. Any domestic Guarantor shall maintain all depository, operating and securities accounts with Bank or SVB Securities. Notwithstanding the foregoing, no later than August 20, 2011 (or such later date as Bank shall determine, in its sole but reasonable discretion), all accounts of PEUSA and PEINC maintained at financial institutions other than Bank or Bank’s Affiliates shall be (i) closed, with all proceeds in such accounts transferred to a Collateral Account at Bank or Bank’s Affiliates; or (ii) subject to an account control agreement in favor of Bank, in form and substance acceptable to Bank, in its reasonable discretion.”

and inserting in lieu thereof the following:

“(a)           (i) Maintain its and its Subsidiaries’ domestic depository, operating accounts and securities accounts with Bank and Bank’s affiliates with all excess domestic funds maintained at or invested through Bank or an affiliate of Bank; and (ii) maintain not less than sixty percent (60%) of the dollar value of GTTI’s and its Subsidiaries accounts at all financial institutions worldwide at Bank and Bank’s affiliates. Any domestic Guarantor shall maintain all depository, operating and securities accounts with Bank or SVB Securities. Notwithstanding the foregoing, no later than July 13, 2012 (or such later date as Bank shall determine, in its sole but reasonable discretion), all accounts of nLayer maintained at financial institutions other than Bank or Bank’s Affiliates shall be (i) closed, with all proceeds in such accounts transferred to a Collateral Account at Bank or Bank’s Affiliates; or (ii) subject to a Control Agreement in favor of Bank, in form and substance acceptable to Bank, in its reasonable discretion.”

6	The Loan Agreement shall be amended by deleting Section 6.9 (Financial Covenants) thereof, and inserting in lieu thereof the following:

“6.9           Financial Covenants.

Maintain at all times, to be tested and certified as of the last day of each month, unless otherwise noted, on a consolidated basis, unless otherwise noted:

(a)           Liquidity.                      GTTI and its direct and indirect Subsidiaries shall at all times maintain unrestricted worldwide cash plus the unused availability under the Borrowing Base (the “Minimum Liquidity”) of at least Five Million Dollars ($5,000,000).

 (b)           Fixed Charge Coverage Ratio.  On a quarterly basis, as of the last day of each fiscal quarter of the Borrower, measured on a trailing three month basis, GTTI and its direct and indirect Subsidiaries shall maintain a ratio of (i) Free Cash Flow for such period divided by (ii) Fixed Charges of at least the following for the periods indicated below:

Quarterly Period Ending	Minimum Fixed Charge Coverage Ratio

June 30, 2012 and September 30, 2012	1.25:1.00

December 31, 2012, March 31, 2013 and June 30, 2013	1.35:1.00

September 30, 2013, and each quarterly period ending thereafter	1.50:1.00

(c)           Senior Leverage Ratio.  On a quarterly basis, as of the last day of each of the following fiscal quarters of Borrower, GTTI and its direct and indirect Subsidiaries shall maintain a ratio (the “Senior Leverage Ratio”) of (i) total Indebtedness of GTTI and its direct and indirect Subsidiaries owed to Bank divided by (ii) trailing twelve (12) months Free Cash Flow, not to exceed the following:

Quarterly Period Ending	Maximum Senior Leverage Ratio

June 30, 2012	2.50:1.00

September 30, 2012	2.50:1.00

December 31, 2012	2.25:1.00

March 31, 2013	2.25:1.00

June 30, 2013, and as of the last day of each quarterly period ending thereafter	2.00:1.00

; provided, that (i) for the quarterly period ending June 30, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing three (3) month basis, multiplied by four (4); (ii) for the quarterly period ending September 30, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing six (6) month basis, multiplied by two (2); and (iii) for the quarterly period ending December 31, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing nine (9) month basis, multiplied by four-thirds (4/3).”

7	The Loan Agreement shall be amended by inserting the following text as new Section 7.12 immediately following Section 7.11 thereof.

“7.12           nLayer Earnout Obligations.  Directly or indirectly satisfy any nLayer Earnout Obligations; provided that Borrower may make the following payments in satisfaction of the nLayer Earnout Obligations in accordance with the terms and conditions of the nLayer Acquisition Agreement, so long as in each case an Event of Default has not occurred and is continuing, or would not result after giving effect to such payment in satisfaction of such nLayer Earnout Obligation: (i) up to $3,000,000 on or about the date that is twelve (12) months after the nLayer Closing; (ii) $1,500,000 on or about the date that is eighteen (18) months after the nLayer Closing; and (iii) $1,500,000 on or about the date that is twenty four (24) months after the nLayer Closing.”

8	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.1 thereof:

“8.1           Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting the following in lieu thereof:

“8.1           Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan 2012 Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

9	The Loan Agreement shall be amended by inserting the following definitions in Section 13.1 thereof, each in its applicable alphabetical order:

““nLayer” is nLayer Communications, Inc., a wholly owned Subsidiary of GTTA.

“nLayer Acquisition” means the transactions contemplated under the nLayer Acquisition Documents.

“nLayer Acquisition Agreement” is that certain Stock Purchase Agreement, by and among, nLayer, each of the stockholders named therein and GTTI, dated on or about the Second Loan Modification Effective Date.

“nLayer Acquisition Documents” means the nLayer Acquisition Agreement, and each other document and/or agreement executed and/or delivered in connection therewith.

“nLayer Closing” is April 30, 2012.

“nLayer Earnout Obligations” are, on and after the nLayer Closing, any unsecured obligations of Borrower owed to any “Seller”, as such term is defined in the nLayer Acquisition Agreement.

“Plexus” is Plexus Fund II L.P., a Delaware limited partnership.

“Second Loan Modification Effective Date” is April 30, 2012.

“Term Loan 2012” is a loan made by Bank pursuant to the terms of Section 2.1.6 hereof.

“Term Loan 2012 Amount” is an aggregate amount equal to Eighteen Million, Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($18,333,333.00) outstanding at any time.

“Term Loan 2012 Maturity Date” is the earliest of (a) May 1, 2016 or (b) the occurrence of an Event of Default.

“Term Loan 2012 Payment” is defined in Section 2.1.6(b).

“Unused Revolving Line Facility Fee” is defined in Section 2.4(c).”

10	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““BIA Note Purchase Agreement” is that certain Note Purchase Agreement, dated on or about June 6, 2011, by and between Borrower and BIA, as the same may be amended, restated, supplemented or modified in accordance with the BIA Intercreditor Agreement.

“BIA Intercreditor Agreement” is that certain Amended and Restated Intercreditor and Subordination Agreement, dated as of the date hereof, by and between Bank and BIA, as the same may be amended, restated, supplemented or modified from time to time.

“Credit Extension” is any Advance, letter of credit, Term Loan, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“First Anniversary” is the date that is 365 days after the Effective Date.

“Fixed Charges” are, for any period of measurement, the sum of Borrower’s (a) interest payments made to Bank, plus (b) any principal and interest payments on outstanding Indebtedness (including, without limitation, principal amortization and prepayments of the Term Loan but excluding payments of principal on the Revolving Line), plus (c) principal amortization of and interest payments on capitalized leases.

“Free Cash Flow” is, for any period of measurement, Cash Basis EBITDA minus taxes actually paid in cash.

“Performance Pricing Period” is, provided no Event of Default has occurred and is continuing, the period (i) commencing on the first (1st) day of the month following the Subject Month in which GTTI reports, for such Subject Month that GTTI and its direct and indirect Subsidiaries has maintained a Senior Leverage Ratio in an amount at all times equal to or less than 2.00:1.00, as confirmed by Bank, in good faith (the “Performance Pricing Threshold”); and (ii) terminating on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first (1st) day of the month following the Subject Month in which Borrower fails to maintain the Performance Pricing Threshold, as determined by Bank, in its reasonable discretion.  Upon the termination of a Performance Pricing Period, Borrower must maintain the Performance Pricing Threshold each consecutive day for a complete Subject Month, as determined by Bank, in good faith, prior to entering into a subsequent Performance Pricing Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Performance Pricing Period.

“Revolving Line Maturity Date” is September 29, 2012.

“Senior Leverage Ratio” is, for any period of measurement, the sum of GTTI’s and its direct and indirect Subsidiaries’ Indebtedness owed to Bank divided by Cash Basis EBITDA.

and inserting in lieu thereof the following:

““BIA Note Purchase Agreement” is that certain Amended and Restated Note Purchase Agreement, dated on or about April 30, 2012, by and between Borrower, BIA, Plexus, and each other Purchaser (as such term is defined in such BIA Note Purchase Agreement) party thereto from time to time, as the same may be amended, restated, supplemented or modified in accordance with the BIA Intercreditor Agreement.

“BIA Intercreditor Agreement” is that certain Second Amended and Restated Intercreditor and Subordination Agreement, dated as of the date hereof, by and between Bank, as Subordinated Agent (as such term is defined in such BIA Intercreditor Agreement), BIA and Plexus, as Subordinated Creditors (as such term is defined in such BIA Intercreditor Agreement) thereunder, and each other Subordinated Creditor party thereto from time to time, as the same may be amended, restated, supplemented or modified from time to time.

“Credit Extension” is any Advance, letter of credit, Term Loan 2012, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“First Anniversary” is the date that is 365 days after the Second Loan Modification Effective Date.

“Fixed Charges” are, for any period of measurement, the sum of Borrower’s (a) interest payments made to Bank, plus (b) any principal and interest payments on outstanding Indebtedness (including, without limitation, principal amortization and prepayments of the Term Loan 2012 but excluding payments of principal on the Revolving Line), plus (c) principal amortization of and interest payments on capitalized leases. For the avoidance of doubt, nLayer Earnout Obligations will not be included in any calculation of “Fixed Charges”.

“Free Cash Flow” is, for any period of measurement, the sum of (i) Net Income (calculated in accordance with GAAP; plus (ii) the following, in each case to the extent deducted from the calculation of Net Income: (a) Interest Expense; (b) non-cash foreign exchange losses; (c) tax expense; (d) depreciation and amortization expense; (e) non-cash stock compensation expense and non-cash warrant expense; (f) other non-cash and/or non-recurring items or expenses on a case-by-case- basis, in each case with the Bank’s prior written approval; and (g) one-time non-recurring expenses incurred with the nLayer Acquisition and the Second Loan Modification Agreement, in an aggregate amount not to exceed Six Hundred Eighty Thousand Dollars ($680,000) minus (iii) taxes actually paid in cash; minus (iv) unfinanced Capital Expenditures.

“Performance Pricing Period” is, provided no Event of Default has occurred and is continuing, the period (i) commencing on the first (1st) day of the month following the fiscal quarter in which GTTI reports that GTTI and its direct and indirect Subsidiaries has maintained a Senior Leverage Ratio in an amount at all times equal to or less than 2.00:1.00, as confirmed by Bank, in good faith (the “Performance Pricing Threshold”); and (ii) terminating on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first (1st) day of the month following the Subject Month in which Borrower fails to maintain the Performance Pricing Threshold, as determined by Bank, in its reasonable discretion.  Upon the termination of a Performance Pricing Period, Borrower must maintain the Performance Pricing Threshold each consecutive day for a complete fiscal quarter, as determined by Bank, in good faith, prior to entering into a subsequent Performance Pricing Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Performance Pricing Period.

“Revolving Line Maturity Date” is April 30, 2016.

“Senior Leverage Ratio” is, for any period of measurement, the sum of GTTI’s and its direct and indirect Subsidiaries’ Indebtedness owed to Bank divided by Free Cash Flow (measured on a trailing twelve (12) month basis).”

11	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Cash Basis EBITDA” is, for any period of measurement, EBITDA minus (a) unfinanced Capital Expenditures; plus (b) non-recurring cash expenses related to the PEX Acquisition approved by Bank, in its reasonable discretion, on a case-by-case basis.

“EBITDA” shall mean, for any period of measurement, (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (f) non-cash stock compensation expense, plus (g) at Bank’s discretion, other non-cash one-time charges reasonably acceptable to and approved by Bank, on a case-by-case basis.

“Leverage Ratio” is, for any period of measurement, the sum of Borrower’s Indebtedness divided by Cash Basis EBITDA.

“Streamline Period” is, provided no Default or Event of Default has occurred and is continuing, the period (i) beginning on the first (1st) day in which Borrower has, for each consecutive day in the immediately preceding thirty (30) day period, maintained unrestricted cash at Bank plus the unused Availability Amount, as determined by Bank, in good faith, in an amount at all times greater than Three Million Five Hundred Thousand Dollars ($3,500,000) (the “Streamline Balance”); and (ii) ending on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank, in good faith. Testing for the Streamline Period shall include the period that is thirty (30) days prior to the Effective Date. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for thirty (30) consecutive days, as determined by Bank, in good faith, prior to entering into a subsequent Streamline Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Streamline Period.”

“Third Anniversary” is the date that is 365 days after the Second Anniversary.”

12	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted and shall be replaced with Exhibit A attached hereto.

8.           CONDITIONS PRECEDENT.  As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Agreement, each in form and substance satisfactory to the Bank:

A.
Copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower, respectively, as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of each Borrower, respectively, authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s respective performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.
Fully executed signature pages to this Joinder and Second Loan Modification Agreement, the GTT-EMEA Second Loan Modification Agreement, each Second Amended and Restated Unconditional Guaranty, the Second Amended and Restated Security Agreement, the IP Security Agreement executed by nLayer, and the Amended and Restated GTTI Unconditional Guaranty (in favor of Bank, guaranteeing the GTT-EMEA Obligations);

C.
A fully executed Officer’s Certificate from GTTI, certifying that (i) attached as Exhibit A to such Officer’s Certificate are final, executed copies of the nLayer Acquisition Documents; (ii) attached as Exhibit B to such Officer’s Certificate is evidence satisfactory to Bank that Borrower has an $8,000,000 commitment under the BIA Note Purchase Agreement, $6,000,000 of which shall be funded on or before the Second Loan Modification Effective Date, with the remaining $2,000,000 funded in accordance with the terms and conditions of the BIA Note Purchase Agreement; (iii) no Event of Default has occurred and is continuing, and no Event of Default would result immediately after giving effect to the (x) the Second Loan Modification Agreement; (y) the nLayer Acquisition; or (z) the BIA Note Purchase Agreement; and (iv) attached as Exhibit C to such Officer’s Certificate are final, executed copies of the BIA Note Purchase Agreement and all other documents executed and/or delivered in connection therewith;

D.
Evidence satisfactory to Bank that the Liens in favor of JPMorgan Chase Bank, N.A. (“JPMorgan”) on NLayer have been terminated, and all outstanding Indebtedness owed to JPMorgan by NLayer shall have been paid in full;

E.	A fully executed copy of the BIA Intercreditor Agreement; and

F.	Such other documents as Bank may reasonably request.

9.           CONDITION SUBSEQUENT.  On or before May 11, 2012 (or such later date as Bank shall determine, in its sole discretion, Borrower shall deliver to Bank updated evidence of insurance for each Borrower and each Guarantor, in each case acceptable to Bank, in its reasonable discretion.

10.           FEES.  Borrower shall pay to Bank a (i) Revolving Line modification fee equal to Twenty Five Thousand Dollars ($25,000) plus (ii) a Term Loan 2012 fee equal to One Hundred Thousand Dollars ($100,000), each of which fees shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection the Existing Loan Documents and this Loan Modification Agreement.

11.           RATIFICATION OF IP AGREEMENTS.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of each IP Agreement, and acknowledges, confirms and agrees that each respective IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in each such IP Agreement as otherwise supplemented by the Loan Agreement and any Perfection Certificate related thereto, shall remain in full force and effect. Notwithstanding the terms and conditions of each IP Agreement, the Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior-written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office.  Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works.  Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within fifteen (15) days of any such filing.

12.           ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.  Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents.  In addition, the Borrower hereby certifies that no Collateral with a value greater than Twenty-Five Thousand Dollars ($25,000)  in the aggregate is in the possession of any third party bailee (such as at a warehouse).  In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral with a value in excess of Twenty-Five Thousand Dollars ($25,000), in the aggregate to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate, dated as of June 29, 2011, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate remain true and correct in all material respects as of the date hereof.

13.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

14.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

15.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

16.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to waive the Existing Defaults pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future waivers or any other modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

17.           JURISDICTION/VENUE.  Section 11 of the Loan Agreement is hereby incorporated by reference.

18.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first above written.

BORROWER:

GLOBAL TELECOM & TECHNOLOGY, INC. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer	GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer
PACKETEXCHANGE, INC. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer	WBS CONNECT, LLC By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer of Sole Managing Member
PACKETEXCHANGE (USA), INC. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer	nLAYER COMMUNICATIONS, INC. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer

BANK:

SILICON VALLEY BANK

By   /s/ Chris Leary
Name:  Chris Leary
Title:    Relationship Manager

Exhibit B to Joinder and Second Loan Modification Agreement
Exhibit B

SILICON VALLEY BANK	Date: ____________
FROM:  GLOBAL TELECOM & TECHNOLOGY, INC. et al.

The undersigned authorized officer of Global Telecom and Technology, Inc. ( a “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) each Borrower, and each of its respective Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state, national and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against any Borrower or any of its respective Subsidiaries, if any, relating to unpaid employee payroll or benefits of which any Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly consolidated unaudited financial statements
of (w)  GTTI and its direct and indirect Subsidiaries;
(x) monthly consolidated unaudited financial statements of
GTTI and its direct and indirect Domestic Subsidiaries;
(y) monthly consolidated unaudited financial statements of
EMEA and its direct and indirect Subsidiaries; and
(z) monthly consolidating unaudited financial statements
for GTTI and its direct and indirect Subsidiaries with a
Compliance Certificate
	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue report	Monthly within 20 days (current as of the 15th day of the immediately preceding month)	Yes No
Transaction Reports	Monthly within 20 days (current as of the 15th day of the immediately preceding month)and with each request for a Credit Extension	Yes No
Projections	FYE within 45 days and as amended or updated	Yes No

The following Intellectual Property was registered and/or the following Governmental Approvals were obtained after the delivery of the last Compliance Certificate (if no registrations or approvals, state “None”)
_______________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Liquidity (at all times certified monthly)	$5,000,000	$_______	Yes No
Minimum Fixed Charge Coverage Ratio (tested quarterly, on a T3M basis	*	_____:1.0	Yes No
Senior Leverage Ratio	**	_____:1.0	Yes No

*           See Section 6.9(b) of the Loan Agreement
**           See Section 6.9(c) of the Loan Agreement

Performance Pricing		Applies

Senior Leverage Ratio < 2.00:1.00	Prime + 1.75% (Revolving Line); Prime + 2.75% (Term Loan 2012)	Yes No
Senior Leverage Ratio > 2.00:1.00	Prime + 2.75% (Revolving Line); Prime + 3.75% (Term Loan 2012)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

GLOBAL TELECOM & TECHNOLOGY, INC. et al. By: _____________________________ Name: ___________________________ Title: ____________________________
BANK USE ONLY

Received by: _____________________
authorized signer
Date: ___________________________

Verified: _________________________
authorized signer
Date: ___________________________

Compliance Status:     Yes       No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:   ____________________

I.           Liquidity (Section 6.9(a))

Required:    GTTI and its direct and indirect Domestic Subsidiaries shall at all times maintain unrestricted worldwide cash plus the unused availability under the Borrowing Base (the “Minimum Liquidity”) of at least Five Million Dollars ($5,000,000)

Actual:

A.	Aggregate value of the unrestricted worldwide cash of GTTI and its direct and indirect Domestic Subsidiaries	$ _________
B.	Aggregate value of the unused availability under the Borrowing Base	$ _________
C.	LIQUIDITY (line A plus line B)	$ _________

Is line C equal to or greater than $5,000,000?

 ________ No, not in compliance                                                                                     ________ Yes, in compliance

II.           Fixed Charge Coverage Ratio. (Section 6.9(b))

Required:    Maintain, on a quarterly basis, as of the last day of each fiscal quarter of the Borrower, measured on a trailing three month basis, GTTI and its direct and indirect Subsidiaries shall maintain a ratio of (i) Free Cash Flow for such period divided by (ii) Fixed Charges of at least the following for the periods indicated below:

Quarterly Period Ending	Minimum Fixed Charge Coverage Ratio

June 30, 2012 and September 30, 2012	1.25:1.00

December 31, 2012, March 31, 2013 and June 30, 2013	1.35:1.00

September 30, 2013, and each quarterly period ending thereafter	1.50:1.00

Actual: All amounts measured on a trailing three month basis:

A.	Net Income (calculated in accordance with GAAP	$ _________
B.	To the extent deducted from the calculation of Net Income:	$ _________
	1. Interest Expense	$ _________
	2. Non-cash foreign exchange losses	$ _________
	3. Tax expense	$ _________
	4. Depreciation and amortization expense	$ _________
	5. Non-cash stock compensation expense and non-cash warrant expense	$ _________
	6. Other non-cash and/or non-recurring items or expenses on a case-by-case- basis, in each case with the Bank’s prior written approval	$ _________
	7. One-time non-recurring expenses incurred with the nLayer Acquisition and the Second Loan Modification Agreement	$ _________
C.	ADJUSTED NET INCOME (line A plus the sum of lines B.1 through B.7)	$ _________
D.	Taxes actually paid in cash	$ _________
E.	Unfinanced Capital Expenditures	$ _________
F.	FREE CASH FLOW (line C minus line D minus line E)	$ _________
G.	Fixed Charges	$ _________
H.	FIXED CHARGE COVERAGE RATIO (line F divided by line G)	_______:1.00

Is line H equal to or greater than  ________:1.00

________ No, not in compliance                                                                 ________ Yes, in compliance

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III.           Senior Leverage Ratio. (Section 6.9(c))

Required:    On a quarterly basis, as of the last day of each of the following fiscal quarters of Borrower, GTTI and its direct and indirect Subsidiaries shall maintain a ratio (the “Senior Leverage Ratio”) of (i) total Indebtedness of GTTI and its direct and indirect Subsidiaries owed to Bank divided by (ii) trailing twelve (12) months Free Cash Flow, not to exceed the following:

Quarterly Period Ending	Maximum Senior Leverage Ratio

June 30, 2012	2.50:1.00

September 30, 2012	2.50:1.00

December 31, 2012	2.25:1.00

March 31, 2013	2.25:1.00

June 30, 2013, and as of the last day of each quarterly period ending thereafter	2.00:1.00

; provided, that (i) for the quarterly period ending June 30, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing three (3) month basis, multiplied by four (4); (ii) for the quarterly period ending September 30, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing six (6) month basis, multiplied by two (2); and (iii) for the quarterly period ending December 31, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing nine (9) month basis, multiplied by four-thirds (4/3).

Actual - all amounts measured and calculated as indicated above:

A.	Total Indebtedness of Borrower and its respective Subsidiaries owed to Bank	$ _________
B.	Free Cash Flow (from line II.F above)	$ _________
C.	MAXIMUM SENIOR LEVERAGE RATIO (line A divided by line B)	_________:1.00

Is line C equal to or less than _______1:00?

________ No, not in compliance                                                ________ Yes, in compliance

2